UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 11, 2019

Dominion Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	001-08489	54-1229715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia		23219
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	D	New York Stock Exchange
2016 Series A 6.75% Corporate Units	DCUD	New York Stock Exchange
2016 Series A 5.25% Enhanced Junior Subordinated Notes	DRUA	New York Stock Exchange

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws

On June 12, 2019, Dominion Energy, Inc. (the “Company”) filed Articles of Amendment to its Articles of Incorporation with the Virginia State Corporation Commission amending the Company’s Articles of Incorporation, effective at 9:15 a.m. Eastern Time on June 14, 2019. The Articles of Amendment created a new series of the Company’s Preferred Stock, which is designated the 1.75% Series A Cumulative Perpetual Convertible Preferred Stock (the “Convertible Preferred Stock”).

A copy of the Articles of Incorporation, as amended and restated effective June 14, 2019, is attached as Exhibit 3.1 and is incorporated by reference herein.

Item 8.01	Other Events.

In the Company’s prospectus supplement, dated June 11, 2019, and its prospectus, dated June 30, 2017, the Company offered to investors up to 14,000,000 of the Company’s equity units initially in the form of corporate units (“2019 Series A Corporate Units”). The prospectus supplement also covered an additional 2,100,000 2019 Series A Corporate Units in the event of the exercise by the underwriters named in the prospectus supplement of an overallotment option granted by the Company. The 2019 Series A Corporate Units were offered and sold pursuant to an underwriting agreement dated June 11, 2019 (the “2019 Series A Underwriting Agreement”) among the Company and certain representatives on behalf of the underwriters named therein (the “2019 Series A Underwriters”).

Each 2019 Series A Corporate Unit has a stated amount of $100 and is comprised of (i) a purchase contract which will obligate the holder to purchase from the Company, no later than June 1, 2022, a certain number of shares of the Company’s common stock, without par value, for $100 in cash, and (ii) a 1/10 undivided beneficial ownership interest in one share of the Company’s Convertible Preferred Stock. Holders of the 2019 Series A Corporate Units will be entitled to receive (i) quarterly dividends on the Convertible Preferred Stock, when, as and if declared by the Board of Directors of the Company (the “Board”) at a rate of 1.75% per year on the $1,000 liquidation preference per share of Convertible Preferred Stock and (ii) quarterly contract adjustment payments at a rate of 5.50% per year on the stated amount of $100 per equity unit.

The purchase contracts for the 2019 Series A Corporate Units are being issued pursuant to a Purchase Contract and Pledge Agreement dated as of June 14, 2019 (the “2019 Series A Purchase Contract and Pledge Agreement”), among the Company, Deutsche Bank Trust Company Americas, in its capacity as the purchase contract agent, and HSBC Bank USA, National Association, in its capacity as the collateral agent, custodial agent and securities intermediary. Under the terms of the 2019 Series A Purchase Contract and Pledge Agreement, the Convertible Preferred Stock underlying each 2019 Series A Corporate Unit is being pledged as collateral to secure the holders’ obligation to purchase the shares of common stock under the purchase contracts that form a part of the 2019 Series A Corporate Units. The Convertible Preferred Stock will be remarketed, subject to certain terms and conditions, prior to the related purchase contract settlement date pursuant to the terms of the 2019 Series A Purchase Contract and Pledge Agreement and a remarketing agreement to be entered into among the Company, Deutsche Bank Trust Company Americas, as purchase contract agent, and a remarketing agent or agents to be designated by the Company (the “2019 Series A Remarketing Agreement”).

The foregoing disclosure is qualified in its entirety by reference to the 2019 Series A Underwriting Agreement which is attached hereto as Exhibit 1.1, the 2019 Series A Purchase Contract and Pledge Agreement, which is attached hereto as Exhibit 4.1, the form of the 2019 Series A Corporate Units, which is attached hereto as Exhibit 4.2, the form of the 2019 Series A Treasury Units, which is attached hereto as Exhibit 4.3, the form of the 2019 Series A Cash Settled Units, which is attached hereto as Exhibit 4.4, the form of Common Stock Certificate, which is attached hereto as Exhibit 4.5, and the form of Convertible Preferred Stock Certificate, which is attached hereto as Exhibit 4.6.

Item 9.01	Financial Statements and Exhibits.

Exhibits

1.1	2019 Series A Underwriting Agreement, dated June 11, 2019, among the Company and Barclays Capital Inc., BNP Paribas Securities Corp., Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC, as Representatives for the underwriters named in the Underwriting Agreement relating to the 2019 Series A Corporate Units.*

3.1	Articles of Incorporation as amended and restated, effective June 14, 2019.*

4.1	2019 Series A Purchase Contract and Pledge Agreement, dated June 14, 2019, among the Company, Deutsche Bank Trust Company Americas, in its capacity as the purchase contract agent, and HSBC Bank USA, National Association, in its capacity as the collateral agent, custodial agent and securities intermediary.*

4.2	Form of 2019 Series A Corporate Units (included in Exhibit 4.1).*

4.3	Form of 2019 Series A Treasury Units (included in Exhibit 4.1).*

4.4	Form of 2019 Series A Cash Settled Units (included in Exhibit 4.1).*

4.5	Form of Common Stock Certificate.*

4.6	Form of Convertible Preferred Stock Certificate (included as Exhibit A to Exhibit 3.1).*

5.1	Opinion of McGuireWoods LLP with respect to the 2019 Series A Equity Units.*

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION ENERGY, INC. Registrant

/s/ James R. Chapman
Name:	James R. Chapman
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: June 14, 2019